                                EXHIBIT 11


                  COMPUTATION OF NET EARNINGS PER COMMON
                       AND COMMON EQUIVALENT SHARE*
             For the nine months ended May 31, 1998 and 1997



                                                   May            May
                                                   1998           1997
                                               ___________     ___________
BASIC EARNINGS PER SHARE:
  Shares

     Average shares outstanding                 34,558,992      34,222,274
                                               ===========     ===========


  Net Earnings

     Net earnings for basic earnings
      per share                                $24,798,000     $31,460,000
                                               ===========     ===========


Basic Earnings Per Share                       $      0.72     $      0.92
                                               ===========     ===========


DILUTED EARNINGS PER SHARE

  Shares

     Average shares outstanding                 34,558,992      34,222,274
     Net average additional shares
      outstanding assuming dilutive stock
      options exercised and proceeds used to
      purchase treasury stock at average
      market price                               1,710,548       1,464,270
                                               ___________     ___________

     Average number of common and common
      equivalent shares outstanding             36,269,540      35,686,544
                                               ===========     ===========


  Net Earnings


     Net earnings for diluted earnings per
      share                                    $24,798,000     $31,460,000
                                               ===========     ===========


Diluted Earnings Per Share                     $      0.68     $      0.88
                                               ===========     ===========


     *Earnings per share and all share amounts have been adjusted to reflect the two-for-one split of the Common Stock to holders of record July 25, 1997.

                                EXHIBIT 11


                  COMPUTATION OF NET EARNINGS PER COMMON
                       AND COMMON EQUIVALENT SHARE*
             For the three months ended May 31, 1998 and 1997



                                                   May            May
                                                   1998           1997
                                              ___________     ___________
BASIC EARNINGS PER SHARE:
  Shares

     Average shares outstanding                34,621,655      34,308,201
                                              ===========     ===========


  Net Earnings

     Net earnings for basic earnings per
      share                                   $ 2,824,000     $13,072,000
                                              ===========     ===========


Basic Earnings Per Share                      $      0.08     $      0.38
                                              ===========     ===========


DILUTED EARNINGS PER SHARE

  Shares

     Average shares outstanding                34,621,655      34,308,201
     Net average additional shares
      outstanding assuming dilutive stock
      options exercised and proceeds used to
      purchase treasury stock at average
      market price                              1,896,592       1,522,462
                                              ___________     ___________

     Average number of common and common
      equivalent shares outstanding            36,518,247      35,830,663
                                              ===========     ===========


  Net Earnings


     Net earnings for diluted earnings per
      share                                   $ 2,824,000    $13,072,000
                                              ===========    ===========


Diluted Earnings Per Share                    $      0.08    $      0.36
                                              ===========    ===========


     *Earnings per share and all share amounts have been adjusted to reflect the two-for-one split of the Common Stock to holders of record July 25, 1997.